AGREEMENT AND PLAN OF MERGERby and among:Allezoe Medical Holdings, Inc.,a Delaware Corporation;HWS Acquisition Corp.,a Florida Corporation;and

HealthWatchSystems, Inc.,a Florida Corporation;Dated as of July 18, 2012

1

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS

ARTICLE II. THE MERGER

6

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF COMPANY

8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

16

ARTICLE V. CERTAIN COVENANTS OF THE PARTIES

17

ARTICLE VI. ADDITIONAL AGREEMENTS

19

ARTICLE VII. CONDITIONS PRECEDENT

20

ARTICLE VIII. TERMINATION AND AMENDMENT

24

ARTICLE IX. GENERAL PROVISIONS

28

SIGNATURES

27

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”) is entered into and made effective as of the 18th day of July, 2012 by and between Allezoe Medical Holdings, Inc, a Delaware corporation ("Allezoe" or “ALZM”); HWS Acquisition Corp., a Florida corporation and wholly-owned subsidiary of Allezoe (“Merger Sub”); and HealthWatchSystems, Inc., a Florida corporation (“HWS”).

WHEREAS, Allezoe, and HWS desire to cause the merger of HWS with and into Merger Sub, a wholly owned subsidiary of Allezoe, with Merger Sub as the surviving entity (the “Surviving Entity”) such that, following such transaction, Merger Sub will own all of the assets and business of HWS, subject to certain liabilities of HWS as herein provided and with Merger Sub changing its corporate name to HealthWatchSystems, Inc.; and

WHEREAS, the Board of Directors of HWS has (i) declared that it is advisable and in the best interests of HWS and its stockholders that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Florida law, HWS be merged with and into Merger Sub, (the “Merger”) as provided in Section 2.2, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby (iii) resolved to recommend that the stockholders of HWS (the “HWS Stockholders”) adopt this Agreement and approve the Merger; and

WHEREAS, the Board of Directors of Allezoe and Merger Sub have (i) declared that it is advisable and in the best interests of Allezoe that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Florida law, Merger Sub merge with and into HWS, with Merger Sub being the surviving corporation as provided in Section 2.2, and (ii) have approved this Agreement, the Merger and the other transactions contemplated hereby on its own behalf and on behalf of Merger Sub; and

WHEREAS, pursuant to the Merger, among other things, the outstanding shares of HWS Common Stock will be converted into the right to receive the Merger Consideration as set forth herein; and

WHEREAS, for Federal income tax purposes, (i) it is intended that the exchange of HWS Common Stock for the Merger Consideration, pursuant to the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(A) of the Code; and (ii) the parties intend, by executing this Agreement, to adopt of plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.DEFINITIONS

1.1    Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Affiliate” of a Person means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Agreement” has the meaning stated in the preamble to this Agreement.

“Allezoe” means Allezoe Medical Holdings, Inc., a Delaware corporation

 “Allezoe Common Stock” means the common stock, par value $0.001 per share, of Allezoe.

“Allezoe Disclosure Schedule” means the document delivered by Allezoe to HWS prior to the execution and delivery of this Agreement and referring to the representations and warranties of Allezoe in this Agreement.

“Allezoe Financial Statements” has the meaning stated in Section 4.6.

“Allezoe Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of Allezoe or Merger Sub taken as a whole or (ii) likely to prevent Allezoe and Merger Sub from consummating the transactions contemplated hereby, other than any such effect resulting solely from (A) changes in the economy in general, or the healthcare industry in general (but only if Allezoe is not disproportionately affected thereby), (B) actions taken pursuant to this Agreement or at the request of or with the written consent of HWS, or (C) the announcement of this Agreement or the completion of the transactions provided for herein.

“Allezoe Registered Intellectual Property” means all (i) Allezoe Intellectual Property as of the date of this Agreement that is registered in the name of Allezoe with any Governmental Entity or for which application for such registration has been made and (ii) domain names and uniform resource locaters (URLs) owned by Allezoe or registered in the name of Allezoe.

“Authorizations” has the meaning stated in Section 3.12(b).

 “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Florida.

“By-Laws” means the By-Laws of the Merger Sub in effect as of the Effective Date.

“Certificate” has the meaning stated in Section 2.8(b).

“Certificate of Incorporation” means the Certificate of Incorporation of Merger Sub, as filed with the Secretary of State of the State of Florida as amended.

“Certificate of Merger” has the meaning stated in Section 2.3.

        “Closing” means the consummation of the Merger.

“Closing Date” has the meaning stated in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Dissenting Shares” has the meaning stated in Section 2.6(c).

“Effective Time” has the meaning stated in Section 2.3.

“Environmental Laws” has the meaning states in Section 3.15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Florida Law” means the general corporation law as in effect in the State of Florida and applicable to the transactions contemplated herein.

“Fully Diluted” means, with respect to the outstanding common shares of a party hereto as of a certain date, the pro forma total of all common shares that would be outstanding taking into account all then-outstanding common shares, and assuming the conversion, exchange or exercise of any and all debt or equity securities or other rights that are convertible into, or exchangeable or exercisable for common shares, computed using the conversion price as stated in the document creating the right of conversion as of the Closing Date.

 “GAAP” means United States generally accepted accounting principles.

“HWS” means HealthWatchSystems, Inc., a Florida Corporation.

“HWS Board Recommendation” means the recommendation of HWS’s Board of Directors that the stockholders of HWS adopt this Agreement and approve the Merger.

“HWS Common Stock” means the HWS Common Stock

“HWS Disclosure Schedule” means the document dated the date of this Agreement delivered by HWS to Allezoe prior to the execution and delivery of this Agreement and referring to the representations and warranties of HWS in this Agreement.

“HWS Employee Benefit Plans” has the meaning stated in Section 3.10(a).

“HWS Financial Statements” has the meaning stated in Section 3.5(b).

“HWS Intellectual Property” has the meaning stated in Section 3.16(a).

“HWS Material Adverse Effect” means any effect that is (i) material and adverse to the business, operations, financial condition or results of operations of HWS and its Subsidiaries taken as a whole, as such business, operations, financial condition  and results of operations exist on the date hereof, or (ii) likely to prevent HWS from consummating the transactions contemplated hereby, other than (A) any such effect resulting solely from changes in the economy in general, or the healthcare industry in general (but only if, in either case, HWS is not disproportionately affected thereby), (B) any change in HWS’s stock price, (C) any effect resulting from actions taken pursuant to the terms of this Agreement or at the request of or with the written consent of Allezoe, (D) any effect that results from the announcement of this Agreement or the completion of the transactions provided for herein, or (E) any depletion of starter kit inventory.

“HWS Options” means all rights, obligations, warrants, commitments or agreements of any character, whether fixed or contingent, calling for the purchase or issuance of any shares of HWS Common Stock or any other equity securities of HWS or any securities representing the right to purchase or otherwise receive any shares of HWS Common Stock, in each case limited to those granted to employees, consultants and independent contractors for compensatory purpose.

“HWS Registered Intellectual Property” has the meaning stated in Section 3.16(b).

“HWS Representatives” has the meaning stated in Section 5.4(a).

“HWS Stockholder Approval” means the affirmative vote or written consent of the holders of a majority of the outstanding shares of HWS Common Stock entitled to vote thereon adopting this Agreement and approving the Merger.

“Governmental Entity” means any multinational, national, federal, state or other court, administrative agency department, office or commission or other governmental, prosecutorial or regulatory authority or instrumentality and any self regulatory organization, or “SRO”.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

      “Intellectual Property” means any or all of the following (whether or not registered with Governmental Entities, and including all national and multinational applications for any of the following) and all rights in, arising out of or associated with the same: patents, trademarks, trade names, trade dress, service marks, copyrights, domain names and uniform resource locators or “URLs” (together with all associated contract rights and goodwill), database rights, mask works, net lists, technology, web sites, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material of a Person.

“IRS” means the Internal Revenue Service.

“Knowledge” means, with respect to either (i) HWS or (ii) Allezoe, the actual awareness of those persons set forth in Section 1.1 of the HWS Disclosure Schedule and Section 1.1 of the

Allezoe Disclosure Schedule, respectively, in each case after reasonable inquiry by such persons of the individuals within their respective entities having responsibility for the matters in respect of which such awareness or lack thereof is represented and warranted herein, without any implication of other verification or investigation concerning such knowledge.

“Laws and Regulations” means all federal, state, local and foreign laws, rules, regulations and ordinances.

“Lien” means any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restrictions of any kind.

“Material Contracts” has the meaning stated in Section 3.13.

“Merger” has the meaning stated in the Recitals hereto.

“Merger Consideration” has the meaning stated in Section 2.6(a).

“Merger Sub” means HWS Acquisition Corp., a Florida corporation formed for the purpose of acting as the merger partner with HWS and a wholly-owned subsidiary of Allezoe.

“Parties” means, collectively, HWS, Merger Sub and Allezoe.

“Permitted Lien” means any Lien consisting of (i) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or similar common law or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent or remain payable without penalty, (ii) encumbrances for Taxes and other assessments or governmental charges or levies due and payable but not yet delinquent, (iii) defects in title, easements, restrictive covenants and similar encumbrances, (iv) purchase money security interest in inventory securing note to John Webster, and (v) any other Liens that individually or in the aggregate do not result in a Material Adverse Effect.

“Person” means any individual, legal entity (including general and limited partnerships, unincorporated associations and trusts) or Governmental Entity.

“Regulation S-X” means 17 CFR § 210.1-01, et seq.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of any Person means any corporation or other Person in which such Person (a) owns, directly or indirectly, 51% or more of the outstanding voting securities or equity interests or (b) is a general partner, managing member, or trustee.

“Surviving Corporation” means the entity into which HWS has merged, following the Effective Time, which shall be the merged entity of HWS and the Merger Sub.

“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes (including estimated taxes), charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Authority” means any Governmental Entity responsible for the imposition of any Tax (domestic or foreign).

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Tax Authority with respect to Taxes, including information Returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Third Party” means any Person or group other than a Party hereto.

ARTICLE II.THE MERGER

2.1    The Merger. At the Effective Time, and subject to the terms and conditions of this Agreement and the applicable provisions of Florida Law, Merger Sub shall merge with HWS, and Merger Sub shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the State of Florida under the name HealthWatchSystems, Inc. Upon consummation of the Merger, the separate corporate existence of HWS shall terminate.

2.2    Closing. The Closing shall take place as soon as practicable, and in any event not later than three (3) Business Days after the satisfaction or waiver of each of the conditions set forth in ARTICLE VI hereof, other than conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied or waived at the Closing. The Closing shall take place at the offices of Merger Sub, or at such other location and at such time as the parties hereto may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.

2.3    Effective Time. Prior to the Closing, Allezoe and HWS shall prepare, and on the Closing Date the parties shall file, a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Florida in accordance with the relevant provisions of Florida Law. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of Florida or at such later time as Allezoe and HWS shall agree and specify in the Certificate of Merger. The time the Merger becomes effective is referred to herein as the “Effective Time”.

2.4    Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of Florida Law. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of

HWS shall vest in the Surviving Corporation, and all agreed upon debts, liabilities and duties of HWS shall become the debts, liabilities and duties of the Surviving Corporation, except as limited in this Agreement.

2.5    Certificate of Incorporation; By-Laws; Directors and Officers. Unless otherwise determined by the Parties before the Effective Time, at the Effective Time:

(a)    The certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation, but shall be amended in the merger to change the corporate name of Merger Sub to HealthWatchSystems, Inc.

(b)    The by-laws of the Surviving Corporation shall be the by-laws of Merger Sub as in effect immediately before the Effective Time.

(c)    The Board of Directors of the Surviving Corporation shall be made up initially of three members, one of whom shall be appointed by HWS and two of whom shall be appointed by Allezoe and all of whom shall be identified in the Certificate of Merger, and the officers of Merger Sub immediately before the Effective Time shall be as determined by the Board of Directors of the Surviving Corporation, who shall remain as the officers of the Surviving Corporation and shall manage the business and assets of the Surviving Corporation until replaced, except that Jack J. Luchese, President and CEO of HWS shall become President and CEO of the Surviving Corporation as provided herein.

2.6    Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Allezoe or Merger Sub, HWS or the stockholders of any of the foregoing, the shares of stock of the constituent corporations shall be converted as follows:

(a)    Common Stock of HWS  Each share of common stock, $0.001 par value per share, of HWS issued and outstanding on a fully diluted basis immediately prior to the Effective Time shall be  cancelled in exchange for the Merger Consideration, as hereafter defined:

(1)

 Merger Consideration.  The merger consideration to be exchanged upon the Closing of the Merger for one hundred percent (100%) of the Fully Diluted shares of HWS shall be equal to that number of shares of the common stock of Allezoe (“Allezoe Common Shares”) equal to twenty percent (20.0%) of the Fully Diluted Allezoe Common Shares post-Merger, with such Allezoe Common Shares being issued to the shareholders of HWS in proportion to the percentage of shares held by each of the HWS shareholders to the total percentage of all shares of HWS who participate in the Merger and do not exercise their rights of dissent as hereafter set forth.  For purposes of this Agreement, the shareholders of HWS who participate in the Merger and receive Allezoe Common Shares in the merger are referred to as the “HWS Stockholders”. In the event that less than 100 percent of the issued and outstanding shares of HWS are exchanged for the Merger Consideration, then the Merger Consideration shall be reduced proportionately in the ratio of the number of shares being exchanged in the Merger for the Merger Consideration and the total number of shares of HWS issued and outstanding on a fully diluted basis prior to Closing.

(2)

Attached to this Merger Agreement as Exhibit B is a pro forma capitalization table, which sets forth the parties’ good faith computation of their respective pre-Merger Fully Diluted capitalization as well as the anticipated capitalization of the Surviving Entity, calculated as if the Merger were effective as of the date of this Merger Agreement.

1.7

      Amendment of Articles of Incorporation.  At Closing, the Articles of Incorporation of Merger Sub shall be amended by the Articles of Merger to change the name of the corporation to HealthWatchSystems, Inc.

1.8

     HWS Liabilities, Options and Warrants.  All of the outstanding liabilities of HWS at closing of the Merger shall be discharged or otherwise paid or resolved, and all options, warrants, conversion rights or privileges of HWS which entitle the holder to receive shares of the stock of HWS shall be cancelled or converted into common stock of HWS prior to the closing of the merger, except as set forth to the contrary in a list of liabilities, options, warrants, conversion rights or privileges of HWS which entitle the holder to receive shares of the stock of HWS, to remain outstanding, due and payable included in Schedule 2.8 of this Agreement, as mutually agreed between ALZM and HWS prior to Closing.

1.9

Working Capital Funding.  At and after Closing, ALZM shall provide working capital to HWS in such amounts and in such installments as ALZM and HWS shall agree, on the following basis:

(a)

Working capital of not less than $250,000 shall be provided by or through ALZM to the Surviving Entity at Closing;

(b)

 An additional $250,000 in working capital (the “Additional Working Capital”) shall be provided by or through ALZM to the Surviving Entity on or before December 7, 2012.

(c)

Thereafter, ALZM shall be responsible for providing additional working capital for the operations and development of HWS and the other subsidiaries of ALZM, as well as for the working capital needs of ALZM, as determined from time to time by the Board of Directors of ALZM.

(d)

In the event that ALZM is unable or fails to provide or arrange for the Additional Working Capital as provided in Subparagraph 2(b), then and in that event, ALZM shall then be required to issue to the HWS Stockholders who still hold the ALZM Common Shares, additional shares of Common Stock of ALZM (the “ALZM Penalty Shares”) as follows:

(1)

On January 31, 2013, ALZM shall issue to the then remaining HWS Stockholders on a proportionate basis a total number of ALZM common shares equal to one percent (1%) of the number of Allezoe Common Shares (reduced proportionately to the extent that less than 100 percent of the Fully

Diluted shareholders of HWS participate in the transaction as provided in Paragraph 2.6(a)(1)) outstanding as of Closing unless the Additional Working Capital has been provided;

(2)

On February 28, 2013, ALZM shall issue to the then remaining HWS Stockholders on a proportionate basis a total number of ALZM common shares equal to one percent (1%) of the number of Allezoe Common Shares (reduced proportionately to the extent that less than 100 percent of the Fully Diluted shareholders of HWS participate in the transaction as provided in Paragraph 2.6(a)(1)) outstanding as of Closing unless the Additional Working Capital has been provided;

(3)

On March 31, 2013, ALZM shall issue to the then remaining HWS Stockholders on a proportionate basis a total number of ALZM common shares equal to one percent (1%) of the number of Allezoe Common Shares (reduced proportionately to the extent that less than 100 percent of the Fully Diluted shareholders of HWS participate in the transaction as provided in Paragraph 2.6(a)(1))outstanding as of Closing unless the Additional Working Capital has been provided;

(4)

In the event that a portion of the Additional Working Capital has been paid or provided by ALZM on or before the dates set forth in Subparagraphs 2.9(d)(1), (2) and (3) above, then the ALZM Penalty Shares otherwise issuable under Subparagraphs 2.9(d)(1), (2) and (3) above shall be reduced to that percentage of the ALZM Penalty Shares otherwise issuable equal to the percentage of the Additional Working Capital that has not been provided or arranged for by ALZM as of such date.

(a)

  In the event that ALZM is unable or fails to provide or arrange for the Additional Working Capital as provided in Subparagraph 2(b) in full on or before  April 1, 2013, then and in that event, the then remaining HWS Stockholders who still hold the ALZM Common Shares shall be entitled to demand registration rights for the Allezoe Common Stock then held by them, and ALZM agrees and undertakes to file a registration statement for such shares with the SEC within thirty (30) days after receiving a written demand for such registration from any such HWS Stockholders.

 2.10       Merger Sub Common Stock. Each share of the Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as outstanding shares of common stock of the Surviving Entity.

   2.11      Dissenting HWS Shares. Notwithstanding anything in this Agreement to the contrary, shares of HWS Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has validly demanded payment of the fair value of such holder’s shares as determined in accordance with Florida Law (“HWS Dissenting Shares”) shall not remain issued and outstanding after the Effective Time and instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such HWS Dissenting Shares in accordance with Florida Law, unless and until such holder shall have failed to perfect or shall have validly withdrawn such holder’s demand or lost such holder’s rights under Florida Law. If any such holder of HWS Common Stock shall have failed to perfect or shall have validly withdrawn such demand or lost such right, each share of HWS Common Stock of such holder shall be entitled to receive the Merger Consideration as of the Effective Time. HWS shall give prompt notice to Allezoe of any demands received by HWS for appraisal of shares of HWS Common Stock, and Allezoe shall have the right to participate in all negotiations and proceedings with respect to such demands. HWS shall not, except with the prior written consent of Allezoe, make any payment with respect to, or settle or offer to settle, any such demands. In the event that more than ten percent (10%) by number of shares of the HWS Shareholders elect to exercise their dissenting rights as provided herein, then this Agreement shall be deemed to be void and of no legal effect and the Merger shall not occur, unless ALZM expressly agrees in writing to proceed with the Merger.

   2.12        No Liability. None of the Parties, the Surviving Corporation, or any employee, officer, director, agent or affiliate of any thereof, shall be liable to any Person or Third Party in respect of any Merger Consideration duly delivered to a public official in accordance with any applicable abandoned property, escheat or similar law.

   2.13        Lost Certificates. If any Certificate for common shares of HWS shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the transfer agent for Allezoe will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, pursuant to this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF HWS

Except as disclosed in the HWS Disclosure Schedule, HWS represents and warrants to Allezoe and Merger Sub that each of the following statements set forth in this ARTICLE III is true and correct. The HWS Disclosure Schedule shall be organized to correspond to the Sections in this ARTICLE III. Each exception set forth in the HWS Disclosure Schedule shall be deemed to qualify (i) the corresponding representation and warranty set forth in this Agreement that is specifically identified (by cross-reference or otherwise) in the HWS Disclosure Schedule and (ii) any other representation and warranty to which the relevance of such exception is reasonably apparent.

3.1    Corporate Organization, Standing and Power.  HWS is a corporation, validly existing and in good standing under the laws of Florida. HWS has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. HWS has furnished or made available to Allezoe a true and correct copy of the Certificate of Incorporation, as amended, and By-Laws, as amended, of HWS. HWS is not in violation of any of the provisions of its certificate or articles of incorporation or by-laws or other charter or organizational documents, each as amended.

3.2    Capitalization.

(a)    The authorized capital stock of HWS consists of 100,000,000 shares of voting common stock, par value $0.001 per share.  At the date of this Agreement, (i) approximately 25.5 million shares of HWS Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights; (ii) no shares of HWS Common Stock were reserved for issuance upon the exercise of outstanding HWS Options, and (iii) no shares of HWS Common Stock were held in the treasury of HWS, resulting in fully diluted shares outstanding equal to approximately 25.5 million shares. Except as set forth above and as described in Schedule 3.2(a), as of the date hereof, no shares of capital stock or other voting securities of HWS are issued, reserved for issuance or outstanding and no additional shares of capital stock or other voting securities of HWS shall be issued or become outstanding after the date of this Agreement.

(b)     HWS has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of HWS Common Stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the HWS, or otherwise obligating HWS to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities except as described in Schedule 3.2(b) and there will be no such outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the HWS, or otherwise obligating HWS to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities in effect at Closing. None of the outstanding equity securities or other securities of HWS was issued in violation of the Securities Act or any other legal requirement.

3.3    Authority; No Violation.

(a)    HWS has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the HWS’s stockholder approval, to comply with the terms hereof and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HWS. The HWS Stockholder Approval is the only vote or consent of the holders of any class or series of HWS’s capital stock necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by HWS. Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes the valid and binding obligation of HWS, enforceable against HWS in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Neither the execution and delivery of this Agreement by HWS nor the consummation by HWS of the transactions contemplated hereby, nor compliance by HWS with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws or the certificates or articles of incorporation or by-laws, or other charter or organizational documents, of HWS or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HWS or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable or result in the creation of any Lien upon any of the respective properties or assets of HWS under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which HWS is a party, or by which it or any of its properties, assets or business activities may be bound or affected.

3.4    Consents and Approvals. Except for the HWS Stockholder Approval, the filing and effectiveness of an Information Statement with the SEC filed by ALZM, and the filing of the Certificate of Merger with the Secretary of State of the State of Florida, no filings with or consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (A) the execution and delivery by HWS of this Agreement and (B) the consummation by HWS of the Merger and the other transactions contemplated hereby.

3.5    Financial Statements.

(a)    HWS has furnished or made available to Allezoe true and complete copies of the consolidated unaudited financial statements of HWS for the fiscal years ended December 31, 2010 and December 31, 2011 and for the quarterly period ended March 31, 2012 (the “HWS Financial Statements”), and HWS shall furnish or make available to Allezoe true and complete copies of HWS financial statements for all periods up to and including the Closing Date.

(b)    The HWS Financial Statements fairly present in all material respects the consolidated financial condition and the results of operations of HWS as at the respective dates thereof and for the periods indicated therein (subject, to year-end adjustments).

(c)

HWS is not aware of any reason that the HWS Financial Statement would not be able to be audited in accordance with GAAP and receive a standard audit opinion without material limitations or qualifications.

3.6    Absence of Certain Changes or Events. Since December 31, 2011, (i) HWS has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is a HWS Material Adverse Effect or would reasonably be expected to result in a HWS Material Adverse Effect; and (iii) the HWS has not taken any of the actions that HWS has agreed not to take from the date hereof through the Closing Date pursuant to Section 5.2 of this Agreement.

3.7    Undisclosed Liabilities. HWS has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of HWS and its Subsidiaries as of December 31, 2011 included in the HWS Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since December 31, 2011 and (iii) those incurred in connection with the execution of this Agreement. All liabilities of HWS identified at Closing shall be paid or otherwise resolved unless agreed to the contrary by Allezoe and listed on Schedule 3.7.

3.8    Legal Proceedings. HWS is not a party to any, and there is no pending or, to the knowledge of HWS, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against HWS, or any of its officers or directors which, if decided adversely to HWS, would, individually or in the aggregate, be material to HWS. There is no injunction, order, judgment or decree imposed upon HWS, or any of its officers or directors, or the assets of HWS.

3.9    Taxes and Tax Returns.

(a)    (i) HWS has filed or caused to be filed all federal, state, foreign and local Tax Returns required to be filed with any Tax Authority; (ii) all such Tax Returns are true, accurate, and complete in all material respects; (iii) HWS has paid or caused to be paid all Taxes that are due and payable by any of such companies, other than Taxes which are being contested in good faith and are adequately reserved against or provided for in HWS Financial Statements, and (iv) HWS does not have any material liability for Taxes for any current or prior Tax periods in excess of the amount reserved or provided for in HWS Financial Statements (but excluding, for this Clause (iv) only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(b)    No federal, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to HWS’s Knowledge, threatened with regard to any Taxes or Tax Returns of HWS. No issue has arisen in any examination of the HWS by any Tax Authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. Any adjustment of income Taxes of the HWS made by the IRS in any examination that is required to be reported to the appropriate state, local or foreign Tax Authorities has been so reported.

 (c)    There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of Taxes upon HWS, nor has HWS given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any Tax return for any period.

(d)     HWS is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the HWS and the HWS has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

(e)    HWS (i) is not a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is HWS) or (ii) has any liability for the Taxes of any Person (other than HWS) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(f)    HWS has withheld (or caused its third party payroll processor to withhold) from their employees, customers and any other applicable payees (and timely paid to the appropriate Governmental Entity) proper amounts for all periods through the date hereof in compliance with all tax withholding provisions of applicable Laws and Regulations (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States Persons), except for such amounts, individually or in the aggregate, as are not material.

(g)    In the past five years, HWS has not been a party to a transaction that has been reported as a reorganization within the meaning of Code Section 368, or distributed a corporation (or been distributed) in a transaction that is reported to qualify under Code Section 355.

(h)    HWS has not been a party to or otherwise participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(i)    HWS is not a party to any plan, program, agreement, arrangement, practice, policy or understanding that would result, separately or in the aggregate, in the payment or provision (whether in connection with any termination of employment or otherwise) of any “excess parachute payment” within the meaning of Section 280G of the Code with respect to a current or former employee or current or former consultant or contractor of HWS or any of its Subsidiaries.

(j)     HWS is not a party to any contract, agreement, plan or arrangement covering any person that could give rise to the payment of any amount that would not be deductible by reason of Section 162(m) of the Code.

3.10  Employee Benefit Plans. HWS has no employee benefit plans.

3.11  Employee Matters.     HWS is in compliance with all applicable Laws and Regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including all Laws and Regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers’ compensation and employment practices. HWS has not engaged in any unfair labor practice.

3.12  Compliance with Applicable Law and Regulatory Matters.

(a)    HWS has complied with all applicable Laws and Regulations, and is not in violation of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of its businesses or the ownership or operation of its businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, be material.

(b)    HWS has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and have complied with, and are not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, be material. Except as would not be material to HWS, all such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of HWS, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

(c)    There are no Governmental Orders applicable to HWS which have had a HWS Material Adverse Effect.

3.13  Material Contracts. All Material Contracts of HWS are listed on Schedule 3.13 and copies thereof have been or will be provided to Allezoe on signing of this Agreement.

3.14  State Takeover Laws.    The Board of Directors of HWS has taken or will take all actions so that any restrictions contained in Florida Law applicable to a “business combination” or merger will not apply to prevent or preclude the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement. No other state takeover statute is applicable to the Merger, this Agreement, or the transactions contemplated hereby.

3.15  Insurance. HWS has no insurance except as disclosed in Schedule 3.15.

3.16  Intellectual Property.

(a)

HWS owns, or is licensed or otherwise possesses adequate rights to use, all of the Intellectual Property that is material to the current business of and used by HWS as of the date hereof (collectively, the "HWS Intellectual Property") in the manner that it is currently used by HWS, and such ownership, licenses and rights will not be affected by the consummation of the transactions contemplated by this Agreement.

(b)

Schedule 3.16 contains a true and complete list of all (i) HWS Intellectual Property as of the date of this Agreement that is registered with any Governmental Entity or for which application for such registration has been made in the name of the HWS or in the name of any employee, officer, agent or director of HWS and (ii) domain names and uniform resource locaters (URLs) owned by HWS or registered in HWS's name (the Intellectual Property referred to in the preceding clauses (i) and (ii) being referred to herein collectively as "HWS Registered Intellectual Property"), including in each case each applicable registration or application number, registration date, expiration or renewal date, name of registry (for domain names) and jurisdiction of registration.  HWS has taken all actions necessary to maintain and protect the HWS Registered Intellectual Property, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions, and disclosure of any required information.  HWS has complied with all necessary notice and marking requirements for the HWS Registered Intellectual Property.  None of the HWS Registered Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of HWS, all HWS Registered Intellectual Property is valid and enforceable.

(c)

HWS has not received written notice from any Third Party alleging any interference, infringement, misappropriation or violation by HWS of any rights of any Third Party to any Intellectual Property and, to the Knowledge of HWS, HWS has not interfered with, infringed upon, misappropriated or violated any rights of any Third Party to any Intellectual Property.  To the Knowledge of HWS, no Third Party has interfered with, infringed upon, misappropriated or violated any HWS Intellectual Property.  HWS has not entered into any exclusive license or agreement relating to any HWS Intellectual Property with, Third Parties. HWS does not owe any royalties or payments to any Third Party for using or licensing to others any HWS Intellectual Property other than the Sernova royalty listed on Schedule 2.8.

(d)

HWS is not a party to any agreement, or has any other obligation to indemnify any Person against a claim of infringement of or misappropriation by any HWS Intellectual Property.

3.17  Interests of Officers and Directors. None of the officers or directors of HWS has any interest in any property, real or personal, tangible or intangible, used in the business of HWS, or in any supplier, distributor or customer of HWS, or any other relationship, contract, agreement, arrangement or understanding with HWS.

3.18  Broker’s Fees.  Except as set forth in Schedule 3.18, HWS has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or other transactions contemplated by this Agreement.

3.19  Certain Business Practices. HWS and no director, officer, agent or employee of HWS has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of HWS, or (ii) made any unlawful payments to officials or employees of Governmental Entities or to directors, officers or employees of foreign or domestic business enterprises, or violated any provision of the Foreign Corrupt Practices Act of 1977.

ARTICLE IV.REPRESENTATIONS AND WARRANTIES

OF ALLEZOE AND MERGER SUB

Except as disclosed in the Allezoe Disclosure Schedule, Allezoe and Merger Sub represent and warrant to HWS that each of the following statements set forth in this ARTICLE IV is true and correct. The Allezoe Disclosure Schedule shall be organized to correspond to the sections in this ARTICLE IV. Each exception set forth in the Allezoe Disclosure Schedule shall be deemed to qualify (i) the corresponding representation and warranty set forth in this Agreement that is specifically identified(by cross-reference or otherwise) in the Allezoe Disclosure Schedule and (ii) any other representation and warranty to which the relevance of such exception is reasonably apparent.

4.1    Corporate Organization, Standing and Power.  Allezoe and Merger Sub are duly organized, validly existing and in good standing under the laws of the state of incorporation of each. Allezoe and Merger Sub have the corporate power to own their properties and to carry on their business as now being conducted and are duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would be material. Allezoe and Merger Sub are not in violation of any of the provisions of their certificate or articles of incorporation or by-laws or other organizational documents, each as amended.

4.2   Capitalization.

The authorized capital stock of Merger Sub consists of 1,000,000 shares of Common Stock $0.001 par value. At the date of execution of this Agreement by Merger Sub, 1,000,000 shares of Common Stock will be issued and outstanding, all of which shall be held by Allezoe or its assigns and shall be duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights.  The authorized capital stock of Allezoe is as set forth in its most recent annual or quarterly report filed with the SEC from time to time. Except as described in Schedule 4.2 or in such annual or quarterly reports (i) Allezoe has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of its Common Stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person, other than a Subsidiary), and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Allezoe, or otherwise obligating Allezoe to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities, and there will be no such outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Allezoe, or otherwise obligating Allezoe to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities in effect at Closing, except as described in Schedule 4.2 or in such annual or quarterly reports

4.3    Authority; No Violation.

(a)    Each of Allezoe and Merger Sub has full corporate power and authority or power and authority under applicable laws and its organizational documents, as applicable, to execute and deliver this Agreement and to comply with the terms hereof and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly approved and adopted by the board of directors of Allezoe and Merger Sub. No other corporate proceedings on the part of Allezoe or Merger Sub is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Allezoe and Merger Sub and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    Neither the execution and delivery of this Agreement by Allezoe or Merger Sub, nor the consummation by either of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation, by-laws or other organizational documents of Allezoe or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Allezoe or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable under, or result in the creation of any Lien upon any of the respective properties or assets of Allezoe under, any Authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which Allezoe is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

4.4    Consents and Approvals. Except for the consents, notices and approvals set forth in Section 4.4 of the Allezoe Disclosure Schedules no consents or approvals of any Governmental Entity or any Third Party are necessary in connection with (a) the execution and delivery by Allezoe of this Agreement and (b) the consummation of the transactions contemplated hereby.

4.5    Legal Proceedings. Allezoe is not a party to any, and there is no pending or, to the Knowledge of Allezoe, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against Allezoe or any of its officers or directors that affect or would affect its ability to consummate the transactions contemplated by this Agreement. There is no injunction, order, judgment or decree imposed upon Allezoe or any of its officers or directors, or the assets of Allezoe.

4.6  Taxes and Tax Returns.

(a)    (i) Allezoe has filed or caused to be filed all federal, state, foreign and local Tax Returns required to be filed with any Tax Authority; (ii) all such Tax Returns are true, accurate, and complete in all material respects; (iii) Allezoe has paid or caused to be paid all Taxes that are due and payable by any of such companies, other than Taxes which are being contested in good faith and are adequately reserved against or provided for, in accordance with GAAP in the Allezoe Financial Statements.

(b)    No federal, state, local or foreign audits, examinations, or other formal proceedings are pending or, to Allezoe’s Knowledge, threatened with regard to any Taxes or Tax Returns of Allezoe. No issue has arisen in any examination of the Allezoe by any Tax Authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.

(c)    There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of Taxes payable by Allezoe nor has Allezoe given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any Tax return for any period.

4.7   Compliance with Applicable Law and Regulatory Matters. Allezoe has complied with all applicable Laws and Regulations, and is not in violation of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties. There are no Governmental Orders applicable to Allezoe which have had an Allezoe Material Adverse Effect.

4.8   Interests of Officers and Directors. None of the officers or directors of Allezoe or Merger Sub has any interest in any property, real or personal, tangible or intangible, used in the business of Allezoe or Merger Sub, or in any supplier, distributor or customer of Allezoe or Merger Sub, or any other relationship, contract, agreement, arrangement or understanding with Merger Sub, except for the normal ownership interests of a stockholder.

4.9    Broker’s Fees.  Except as provided in Schedule 4.9, Allezoe has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

4.10  Securities Filings. Allezoe has made all required filings with the United States Securities and Exchange Commission (the "Filings"); none of the Filings contains any untrue statement of a material fact, nor does any such Filing omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE V.CERTAIN COVENANTS OF THE PARTIES

5.1    Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, HWS, Merger Sub and Allezoe each shall (a) conduct its business in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present executive officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.

5.2    Actions Requiring Consent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly provided in this Agreement, HWS shall not do, cause or permit any of the following, without the prior written consent of Allezoe:

(a)    Cause or permit any amendment, modification, alteration or rescission of the Certificate of Incorporation, the By-Laws, or the certificate of incorporation, by-laws or other charter or organizational documents of any of HWS;

(b)    Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or any of its Subsidiaries;

(c)    Issue, deliver, sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(d)    Sell, transfer, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the business of HWS, except in the ordinary course of business consistent with past practice;

(e)    (i) Incur any indebtedness for borrowed money, (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or (iii) cancel, release, assign or modify any material amount of indebtedness of any other Person;

(f)    Enter into any lease for real property or personal property lease;

 (g)    Reduce the amount of any insurance coverage provided by existing insurance policies;

(h)    Acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to HWS or acquire or agree to acquire any equity securities of any corporation, partnership, limited liability company, association or business organization;

(i)    Other than as required by applicable Laws and Regulations, make, change or revoke any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, change any method of Tax accounting or Tax procedure or practice, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(j)    Revalue any of its assets other than as required by applicable law, rule or regulation;

(k)    Make any change to its accounting methods or practices, except as may be required by GAAP, Regulation S-X or other applicable rule or regulation;

(l)    Sell, transfer, abandon or change any domain names or URLs or fail to renew any existing domain name or URL registrations on a timely basis;

(m)    Adopt a plan or agreement of, or resolutions providing for or authorizing, any complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or business combination; or

(n)    Take or agree in writing to take, any of the actions described in Sections 5.2(a) through (n) above.

5.3

Cooperation with HWS Shareholder Consent.  In order to assist HWS in securing the required HWS Shareholder approval of the Merger, Allezoe agrees to provide the following to HWS within five (5) business days after the execution of this Agreement by all parties:

(a)

a pro forma capitalization table for Allezoe showing the post-closing shares of Allezoe expected to be issued and outstanding after the issuance of the Merger Consideration under Section 2.6(a)(1);

(b)

approved technology summaries for the HPV treatment technology and the de-sanitizing spray technology already owned or to be acquired by Allezoe

ARTICLE VI.ADDITIONAL AGREEMENTS

6.1    Stockholder Approval.

(a)    As promptly as practicable following the execution of this Agreement, HWS shall take all action necessary under applicable legal requirements to obtain the HWS Stockholder Approval for the Merger as required by Florida Law and to file all regulatory filings necessary to complete the merger and other transactions contemplated herein.

6.2    Access to Information.

(a)    HWS agrees to provide Allezoe and Merger Sub and their respective officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives (collectively, the “Allezoe Entities Representatives”), from time to time prior to the earlier of the Effective Time or the termination of this Agreement, such information as Allezoe shall reasonably request with respect to HWS and its business, financial condition, employees and operations other than details of the HWS Intellectual Property, which may be withheld in HWS’s discretion prior to the payment of the Capital Contribution. Allezoe shall hold, and shall cause their respective Affiliates and the Allezoe Representatives to hold, any non-public information received from HWS, directly or indirectly, in confidence.

(b)    Allezoe agrees to provide HWS and the HWS Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement, such information as HWS shall reasonably request with respect to Allezoe and Merger Sub and their respective businesses, financial conditions, employees and operations. HWS shall hold, and shall cause its Affiliates to hold any non-public information received from Allezoe, directly or indirectly, in confidence.

6.3    Public Disclosure. Unless otherwise permitted by this Agreement, the Parties shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law.

6.4    Cooperation; Further Assurances. Each of the Parties shall use its commercially reasonable efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party hereto shall cooperate with the other and promptly prepare and file all necessary documentation, and effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Each of the Parties hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VII.CONDITIONS PRECEDENT

7.1    Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of Allezoe, Merger Sub and HWS to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)    Stockholder Approval. The HWS Stockholder Approval shall have been obtained as required by Florida Law and in accordance with applicable securities laws.

(b)    Regulatory Compliance.  All regulatory compliance matters regarding HWS and Allezoe shall have been completed.

(c)    No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered or enforced which prevents or prohibits the consummation of the Merger. In the event an injunction or other order shall have been issued, each Party agrees to use its commercially reasonable efforts to have such injunction or other order lifted.

(d)    Governmental Consents and Approval. The Parties shall have timely obtained from any applicable Governmental Entity all approvals, waivers, consents or indications of non-objection, if any, necessary for consummation of or in connection with the transactions contemplated hereby.

(e)    Employment Agreement.  Jack J. Luchese and Merger Sub, as the Surviving Entity, shall have entered into an employment agreement employing Luchese as Chief Executive Officer of the Surviving Entity, on terms acceptable to Allezoe and Luchese.

(f)     ALZM Corporate Amendment. ALZM shall have amended its Articles of Incorporation to increase the number of authorized shares of common stock, or a reduction in the number of shares issued and outstanding as a reverse stock split, including all SEC and other regulatory reviews and approvals, which ALZM undertakes to commence within five (5) business days after the execution of this Merger Agreement by all parties.  In the alternative, ALZM and HWS may agree to close prior to the satisfaction of the condition set forth in this sub-paragraph ( ~~g~~ f) by issuing the available common shares of ALZM at the time of such agreed Closing of the Merger, with an undertaking at Closing by ALZM to issue the additional shares required as soon as the shares are available as a result of the amendment provided for herein.

7.2    Additional Conditions to the Obligations of Allezoe. The obligations of Allezoe and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver by Allezoe at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of HWS set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)    Performance of Obligations. HWS shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)    Certificate of HWS. Allezoe shall have received a certificate executed on behalf of HWS by its Chief Executive Officer or Chief Financial Officer, in their capacities as such, that the conditions set forth in this Section 7.2 have been satisfied.

(d)    Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which, individually or in the aggregate, has had or would reasonably be expected to have a HWS Material Adverse Effect.

(e)   Appraisal Demands. Holders of not more than 10% of the outstanding shares of HWS Common Stock shall have made a demand for appraisal and payment for their shares pursuant to Florida Law.

(f)    Other closing requirements.  HWS shall have completed the following matters to the satisfaction of ALZM

i.

Resolution of all disputed matters regarding HWS now existing or arising before Closing in manner and form satisfactory to ALZM;

ii.

Disposition or agreed resolution of all debt of HWS at the date of this Merger Agreement, specifically including all accrued but unpaid compensation claims;

iii.

Mutual voluntary termination of all existing consulting and employment agreements of HWS at Closing;

iv.

Evidence satisfactory to ALZM that all patents, patent applications, know-how, trade secrets, and related intellectual property necessary for the operation or development of the business of HWS, belong exclusively to HWS and are free of all claims, liens, royalties or other encumbrances of any kind.

v.

Approval of the Merger by the HWS Shareholders, in the manner required by the corporate governance documents of HWS and applicable Florida law.

7.3    Additional Conditions to Obligations of HWS. The obligations of HWS to consummate the Merger shall be subject to the satisfaction or waiver by HWS at or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Allezoe set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)    Performance of Obligations. Allezoe and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement that are required to be performed at or prior to the Closing Date.

(c)    Certificate of Allezoe. HWS shall have been provided with a certificate executed on behalf of Allezoe and Merger Sub by an authorized officer of each, in his or her capacity as such, that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

(d)    Allezoe Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, development, circumstance or set of circumstances, which,

individually or in the aggregate, has had or would reasonably be expected to have a Allezoe Material Adverse Effect.

(e)

Allezoe shall have provided documentation in form and substance reasonably satisfactory to HWS and its counsel as to the termination of all liabilities or dilutive transactions associated with the OTS termination previously announced.

(f)

Allezoe shall have filed with the SEC a preliminary proxy or information statement for the approval of its contemplated reverse stock split.

(g)

Allezoe shall have entered into one or more registration rights agreements granting certain piggyback registration rights to John Webster, and to Jack Luchese to the extent of any income tax liability to him as a result of or arising in connection with the Merger, which agreements shall be satisfactory in form and substance to such persons and their counsel.

7.4

Closing deliveries. At the Closing, the parties shall execute and deliver the following:

7.4.1

Deliveries by Allezoe and Merger Sub. At Closing, and in accordance with the terms of this Agreement, Allezoe and Merger Sub shall make the following deliveries to HWS

a)

Certified resolutions of the Board of Directors of Allezoe and by Allezoe as the sole shareholder of Merger Sub authorizing the execution and performance of this Agreement and the Merger;

b)

Certified resolutions of the Board of Directors of Merger Sub authorizing the execution and performance of this Agreement and the Merger

c)

The Certificate of Merger duly executed by Merger Sub in accordance with Florida law.

d)

The Merger Consideration.

e)

Any other Closing Documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement.

7.4.2

Deliveries by HWS. At Closing, HWS shall make the following deliveries to

        Allezoe:

a)

Certified resolutions of the Board of Directors of HWS authorizing the execution and performance of this Agreement and the Merger;

b)

The Certificate of Merger duly executed by HWS in accordance with Florida law.

c)

Certified resolutions of the Board of Directors of HWS and the required HWS Stockholders confirming the HWS Stockholder Approval of the Merger and certifying that all of the conditions to Closing set forth in Section 7.2 have been met;

d)

Evidence that not less than the requisite 51 percent of the issued and outstanding stock of HWS, has voted to approve the Merger;

e)

Any other Closing Documents as may be necessary or reasonably requested in order to consummate the transaction contemplated under this Agreement.

ARTICLE VIII.TERMINATION AND AMENDMENT

8.1    Termination. This Agreement may be terminated:

(a)    by mutual consent of Allezoe and HWS at any time prior to the Effective Time;

(b)    by either Allezoe or HWS if the Closing shall not have occurred on or before September 30, 2012; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)    by Allezoe at any time prior to the Effective Time, if: (i) HWS shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth in Section 7.2(a) or (b) not to be satisfied and such breach shall not have been cured within 20 Business Days of receipt by HWS of written notice of such breach (provided that the right to terminate this Agreement by Allezoe shall not be available to Allezoe if Allezoe is at that time in material breach of this Agreement); or (ii) the Board of Directors of HWS shall have withdrawn or modified the HWS Board Recommendation in any manner adverse to Allezoe, or shall have resolved to do so;

(d)    by HWS at any time prior to the Effective Time, if Allezoe shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth in Section 7.3(a) or (b) not to be satisfied and such breach shall not have been cured within 20 Business Days of receipt by Allezoe of written notice of such breach (provided that the right to terminate this Agreement by HWS shall not be available to HWS if HWS is at that time in material breach of this Agreement);

 (e)    by either Allezoe or HWS if at any time prior to the Effective Time any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

(g)    by either Allezoe or HWS if the required stockholder approvals shall not have been obtained.

8.2    Effect of Termination. If this Agreement is terminated as provided in Section 8.1, there shall be no liability or obligation on the part of any of the Parties or their respective officers, directors, stockholders or Affiliates; provided, that nothing herein shall relieve any party from liability for intentional breach of this Agreement or for fraud in connection with this Agreement or the transactions contemplated hereby.

8.3    Expenses and Termination Fee.     Whether or not the Merger is consummated, all costs and expenses incurred by HWS, the HWS Stockholders and Allezoe  in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of their advisers, agents, accountants and legal counsel) shall be paid by the Party incurring such expense. There shall be no termination or break-up fee and no claim by any party for any such fee in the event the merger is not consummated.

8.4    Amendment. The Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided, however, that after the HWS Stockholder Approval, there may not be, without further approval of the holders of a majority of the outstanding shares of HWS Voting Common Stock, any amendment of this Agreement.

8.5    Extension; Waiver. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto intended for such Party’s benefit, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE IX.GENERAL PROVISIONS

9.1    Non-survival of Representations, Warranties and Agreements. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time.

9.2    Notices. All notices and other communications required or permitted to be given hereunder shall be sent in writing to the party to whom it is to be given with copies to all other parties as follows (as elected by the party giving such notice) and be either personally delivered against receipt, by facsimile or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with a nationally recognized express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to Allezoe, to:

Allezoe Medical Holdings, Inc.1800 NW Corporate Boulevard, Suite 201

Boca Raton, FL 33431

Attention: Michael Gelmon, Chairman of the Board

With a copy to:

Allezoe Medical Holdings, Inc.

1365 N. Courtenay Parkway, Suite A

Merritt Island, FL 32953

Attention, Ezequiel Rodriguez, Assistant Corporate Counsel

 (b)  if to HWS, to:

HealthWatchSystems, Inc.

19 South Watch Tower Lane

Water Sound, FL 32461

 Attention: Jack J. Luchese, President and CEO

All notices shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one Business Day after being deposited with overnight courier.

9.3    Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence in determining the rights of, and compliance with the terms of this Agreement by, the Parties.

9.4    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, including delivery by facsimile or other electronic means, it being understood that all parties need not sign the same counterpart.

9.5    Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, and Schedules, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.6    Remedies. Nothing in this Agreement is intended either to preclude any Party from seeking or to authorize any Party to seek specific performance of this Agreement as a remedy in the event of a breach of this Agreement.

9.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

9.8    Third Party Beneficiaries. The parties signatory hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other such parties hereto, in accordance with and subject to the terms of this Agreement, and that this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

9.9    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to such state’s principles of conflicts of law.

9.10    Consent to Jurisdiction. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any Florida state court or Federal court of the United States of America sitting within the State of Florida, and any respective appellate court, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally: (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Florida State court or, to the extent permitted by law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Florida State or Federal court; and (iv) waives, to the fullest extent permitted by law, the defense of lack of personal jurisdiction or an inconvenient forum to the maintenance of such action or proceeding in any such Florida State or Federal court. Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

9.11    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

9.12    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.

9.13    Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and costs and expenses incurred in such action or suit.

In Witness Whereof, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNATURES

HEALTHWATCHSYSTEMS, INC.

By: ________________________

Jack J. Luchese

President and CEO

ALLEZOE MEDICAL HOLDINGS, INC.

By: ________________________

Michael Gelmon

Chairman and CEO

HWS ACQUISITION CORP.

By: ________________________

Michael Gelmon

Chairman and CEO